Exhibit 99.1

AMERICOLD REALTY TRUST ANNOUNCES FOURTH QUARTER 2021 RESULTS
Atlanta, GA, February 24, 2022 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter ended December 31, 2021.
Fourth Quarter 2021 Highlights
•Total revenue increased 36.8% to $716.5 million.
•Total NOI increased 5.9% to $161.4 million.
•Core EBITDA increased 5.6% on an actual basis, and 7.5% on a constant currency basis, to $123.7 million.
•Net loss of $8.0 million, or $0.03 loss per diluted common share.
•Core FFO of $70.2 million, or $0.26 per diluted common share.
•AFFO of $82.2 million, or $0.31 per diluted common share.
•Global Warehouse segment revenue increased 35.9% to $554.2 million.
•Global Warehouse segment NOI increased 3.6% to $150.9 million.
•Global Warehouse segment same store revenue increased 2.5%, or 2.7% on a constant currency basis, Global Warehouse segment same store NOI decreased by 8.2%, or 8.1% on a constant currency basis.
•On November 12, 2021, closed on the acquisition of a recently constructed cold-storage facility in Denver for $53.6 million. At the end of the year the Company exited a smaller leased facility in this market.
•On November 15, 2021, closed on the acquisition of Lago Cold Stores in Brisbane, Australia for A$106.4 million, or $75.1 million USD. Lago consists of a 5.4 million cubic feet owned facility, generating approximately 78% of its total NOI, and two leased facilities.
•On December 10, 2021, entered into an agreement to increase our revolving credit facility by $150 million and our Term Loan Tranche A-1 by $50 million.
•Announced the expansion of our Barcelona facility with an expected cost of $15 million to add 3.3 million cubic feet to support the growth of existing and new customers in consumer packaged goods, protein and dairy commodities, and food service sector. The expansion is expected to be completed by the fourth quarter of 2022.
•Announced appointment of George Chappelle as permanent Chief Executive Officer by the Board of Trustees.
Full Year 2021 Highlights
•Total revenue increased 36.6% to $2.71 billion.
•Total NOI increased 14.2% to $629.7 million.
•Core EBITDA increased 11.4% to $474.5 million, or 11.0% on a constant currency basis.
•Net loss of $30.3 million, or $0.12 loss per diluted common share.
•Core FFO of $232.8 million, or $0.89 per diluted common share.
•AFFO of $299.5 million, or $1.15 per diluted common share.
•Global Warehouse segment revenue increased 34.6% to $2.09 billion.
•Global Warehouse segment NOI increased 12.7% to $586.4 million.
•Global Warehouse segment same store revenue increased 1.3%, or 0.3% on a constant currency basis, Global Warehouse segment same store NOI decreased 4.9%, or 5.8% on a constant currency basis.

Fourth Quarter 2021 Total Company Financial Results
Total revenue for the fourth quarter of 2021 was $716.5 million, a 36.8% increase from the same quarter of the prior year. This growth was primarily driven by the incremental revenue from acquisitions, including warehouse and transportation operations, our recently completed expansion and development projects and contractual and market-driven rate escalations. These increases are partially offset by the continued impacts of COVID-19 and resulting supply chain disruption which impacted our holdings across our network as food production has been unable to keep up with steady consumer demand.
Total NOI for the fourth quarter of 2021 was $161.4 million, an increase of 5.9% from the same quarter of the prior year. This increase is primarily as a result of the acquisitions completed during late 2020 and 2021, partially offset by continued disruption in the food supply chain, labor shortages and wage and other inflationary pressure on costs across our global portfolio.
Core EBITDA was $123.7 million for the fourth quarter of 2021, compared to $117.2 million for the same quarter of the prior year. This reflects a 5.6% increase over prior year on an actual basis, and 7.5% on a constant currency basis, driven primarily from an increase in total NOI, partially offset by incremental selling, general and administrative costs.
For the fourth quarter of 2021, the Company reported net loss of $8.0 million, or $0.03 per diluted share, compared to net loss of $44.0 million, or $0.21 per diluted share, for the same quarter of the prior year.
For the fourth quarter of 2021, Core FFO was $70.2 million, or $0.26 per diluted share, compared to $81.9 million, or $0.39 per diluted share, for same quarter of the prior year.
For the fourth quarter of 2021, AFFO was $82.2 million, or $0.31 per diluted share, compared to $76.9 million, or $0.37 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Fourth Quarter 2021 Global Warehouse Segment Results
For the fourth quarter of 2021, Global Warehouse segment revenue was $554.2 million, an increase of $146.3 million, or 36%, compared to $407.8 million for the fourth quarter of 2020. This growth was driven by the recently completed acquisitions and ramp of recently completed development projects, paired with contractual and market-driven rate escalations, partially offset by the impact of food supply chain disruption resulting in lower economic occupancy and throughput in our same store portfolio.
Global Warehouse segment NOI was $150.9 million for the fourth quarter of 2021, an increase of 3.6%. The increase in Global Warehouse segment NOI is driven by our recently completed acquisitions, largely offset by the impact of inflationary pressures across our portfolio. Global Warehouse segment margin was 27.2% for the fourth quarter of 2021, an 849 basis point decrease compared to the same quarter of the prior year, due to lower-margin acquisitions and inflationary cost pressures.
We had 160 same stores for the three months ended December 31, 2021. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2021. Amounts related to the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark Facility Management acquisitions are reflected within non-same store results.

	Three Months Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	241		229	n/a	n/a
Global Warehouse revenue:
Rent and storage	$233,367	$234,150	$173,822	34.3%	34.7%
Warehouse services	320,788	321,873	233,989	37.1%	37.6%
Total revenue	$554,155	$556,023	$407,811	35.9%	36.3%
Global Warehouse contribution (NOI)	$150,884	$151,472	$145,672	3.6%	4.0%
Global Warehouse margin	27.2%	27.2%	35.7%	-849 bps	-848 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,206	n/a	3,367	24.9%	n/a
Average physical occupied pallets	3,861	n/a	3,075	25.6%	n/a
Average physical pallet positions	5,409	n/a	4,252	27.2%	n/a
Economic occupancy percentage	77.8%	n/a	79.2%	-144 bps	n/a
Physical occupancy percentage	71.4%	n/a	72.3%	-94 bps	n/a
Total rent and storage revenue per economic occupied pallet	$55.48	$55.67	$51.62	7.5%	7.8%
Total rent and storage revenue per physical occupied pallet	$60.43	$60.64	$56.52	6.9%	7.3%
Global Warehouse services metrics:
Throughput pallets	10,346	n/a	8,290	24.8%	n/a
Total warehouse services revenue per throughput pallet	$31.01	$31.11	$28.23	9.9%	10.2%

SAME STORE WAREHOUSE
Number of same store warehouses	160		160	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$159,917	$160,263	$155,469	2.9%	3.1%
Warehouse services	218,898	219,164	213,940	2.3%	2.4%
Total same store revenue	$378,815	$379,427	$369,409	2.5%	2.7%
Global Warehouse same store contribution (NOI)	$125,901	$126,073	$137,139	(8.2)%	(8.1)%
Global Warehouse same store margin	33.2%	33.2%	37.1%	-389 bps	-390 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,977	n/a	3,029	(1.7)%	n/a
Average physical occupied pallets	2,653	n/a	2,752	(3.6)%	n/a
Average physical pallet positions	3,746	n/a	3,751	(0.1)%	n/a
Economic occupancy percentage	79.5%	n/a	80.8%	-129 bps	n/a
Physical occupancy percentage	70.8%	n/a	73.4%	-255 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$53.72	$53.84	$51.33	4.7%	4.9%
Same store rent and storage revenue per physical occupied pallet	$60.29	$60.42	$56.50	6.7%	6.9%
Global Warehouse same store services metrics:
Throughput pallets	7,340	n/a	7,440	(1.3)%	n/a
Same store warehouse services revenue per throughput pallet	$29.82	$29.86	$28.76	3.7%	3.8%

	Three Months Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	81		69	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$73,450	$73,887	$18,353	300.2%	302.6%
Warehouse services	101,890	102,709	20,049	408.2%	412.3%
Total non-same store revenue	$175,340	$176,596	$38,402	356.6%	359.9%
Global Warehouse non-same store contribution (NOI)	$24,983	$25,399	$8,533	192.8%	197.7%
Global Warehouse non-same store margin	14.2%	14.4%	22.2%	-797 bps	-784 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,229	n/a	338	263.3%	n/a
Average physical occupied pallets	1,209	n/a	324	273.6%	n/a
Average physical pallet positions	1,663	n/a	501	232.0%	n/a
Economic occupancy percentage	73.9%	n/a	67.5%	636 bps	n/a
Physical occupancy percentage	72.7%	n/a	64.6%	810 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$59.75	$60.11	$54.24	10.2%	10.8%
Non-same store rent and storage revenue per physical occupied pallet	$60.76	$61.12	$56.72	7.1%	7.8%
Global Warehouse non-same store services metrics:
Throughput pallets	3,006	n/a	850	253.6%	n/a
Non-same store warehouse services revenue per throughput pallet	$33.89	$34.16	$23.58	43.7%	44.9%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 241 includes three warehouses acquired through the Lago acquisition on November 15, 2021, one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 81 one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, three warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

	Year Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	241		229	n/a	n/a
Global Warehouse revenue:
Rent and storage	$876,153	$867,924	$666,150	31.5%	30.3%
Warehouse services	1,209,234	1,191,387	883,164	36.9%	34.9%
Total revenue	$2,085,387	$2,059,311	$1,549,314	34.6%	32.9%
Global Warehouse contribution (NOI)	$586,436	$579,189	$520,333	12.7%	11.3%
Global Warehouse margin	28.1%	28.1%	33.6%	-546 bps	-546 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,048	n/a	3,233	25.2%	n/a
Average physical occupied pallets	3,701	n/a	2,966	24.8%	n/a
Average physical pallet positions	5,290	n/a	4,095	29.2%	n/a
Economic occupancy percentage	76.5%	n/a	78.9%	-244 bps	n/a
Physical occupancy percentage	70.0%	n/a	72.4%	-246 bps	n/a
Total rent and storage revenue per economic occupied pallet	$216.46	$214.43	$206.03	5.1%	4.1%
Total rent and storage revenue per physical occupied pallet	$236.72	$234.50	$224.60	5.4%	4.4%
Global Warehouse services metrics:
Throughput pallets	39,937	n/a	32,124	24.3%	n/a
Total warehouse services revenue per throughput pallet	$30.28	$29.83	$27.49	10.1%	8.5%

SAME STORE WAREHOUSE
Number of same store warehouses	160		160	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$615,387	$612,311	$613,933	0.2%	(0.3)%
Warehouse services	849,049	836,973	831,679	2.1%	0.6%
Total same store revenue	$1,464,436	$1,449,284	$1,445,612	1.3%	0.3%
Global Warehouse same store contribution (NOI)	$477,521	$473,248	$502,256	(4.9)%	(5.8)%
Global Warehouse same store margin	32.6%	32.7%	34.7%	-214 bps	-209 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,886	n/a	3,003	(3.9)%	n/a
Average physical occupied pallets	2,564	n/a	2,747	(6.6)%	n/a
Average physical pallet positions	3,748	n/a	3,741	0.2%	n/a
Economic occupancy percentage	77.0%	n/a	80.3%	-327 bps	n/a
Physical occupancy percentage	68.4%	n/a	73.4%	-500 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$213.22	$212.16	$204.43	4.3%	3.8%
Same store rent and storage revenue per physical occupied pallet	$240.00	$238.80	$223.52	7.4%	6.8%
Global Warehouse same store services metrics:
Throughput pallets	29,096	n/a	29,949	(2.8)%	n/a
Same store warehouse services revenue per throughput pallet	$29.18	$28.77	$27.77	5.1%	3.6%

	Year Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	81		69	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$260,766	$255,613	$52,216	399.4%	389.5%
Warehouse services	360,185	354,414	51,486	599.6%	588.4%
Total non-same store revenue	$620,951	$610,027	$103,702	498.8%	488.2%
Global Warehouse non-same store contribution (NOI)	$108,915	$105,941	$18,077	502.5%	486.1%
Global Warehouse non-same store margin	17.5%	17.4%	17.4%	11 bps	-7 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,161	n/a	230	405.0%	n/a
Average physical occupied pallets	1,137	n/a	219	418.6%	n/a
Average physical pallet positions	1,542	n/a	354	335.6%	n/a
Economic occupancy percentage	75.3%	n/a	65.0%	1036 bps	n/a
Physical occupancy percentage	73.7%	n/a	61.9%	1180 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$224.51	$220.07	$227.03	(1.1)%	(3.1)%
Non-same store rent and storage revenue per physical occupied pallet	$229.33	$224.80	$238.15	(3.7)%	(5.6)%
Global Warehouse non-same store services metrics:
Throughput pallets	10,841	n/a	2,175	398.4%	n/a
Non-same store warehouse services revenue per throughput pallet	$33.22	$32.69	$23.67	40.4%	38.1%

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 241 includes three warehouses acquired through the Lago acquisition on November 15, 2021, one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 81 one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, three warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of December 31, 2021, $356.5 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $345.8 million at the end of the third quarter of 2021 and $283.6 million at the end of the fourth quarter of 2020. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 39.3% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the fourth quarter of 2021, economic occupancy for the total warehouse segment was 77.8% and warehouse segment same store pool was 79.5%, representing a 637 basis point and 866 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 144 basis points, and the warehouse segment same store pool decreased 129 basis points as compared to the fourth quarter of 2020, as we were impacted by continued supply chain disruption and the impact of the Omicron variant late in the fourth quarter resulting in lower food production.

Real Estate Portfolio
As of December 31, 2021, the Company’s portfolio consists of 250 facilities. The Company ended the fourth quarter of 2021 with 241 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. During the fourth quarter of 2021, the Company added three facilities through the Lago Cold Stores acquisition, and purchased a recently constructed facility in Denver. Additionally, during the fourth quarter, the Company strategically exited a leased facility in Denver and a leased facility in Canada that was acquired initially in connection with the Nova Cold acquisition in 2020. The same store population consists of 160 facilities for the quarter ended December 31, 2021. The remaining 81 non-same store population includes the 70 facilities that were acquired in connection with the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark acquisitions, the purchase of a recently constructed facility in Denver, the recently leased facility in Australia and ten legacy facilities, offset by the planned exit of the leased facility in Canada that stemmed from the Liberty Freezers acquisition.

Balance Sheet Activity and Liquidity
As of December 31, 2021, the Company had total liquidity of approximately $803.1 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.1 billion (inclusive of $276.5 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 82% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 6.1x. The Company’s total debt outstanding includes $2.9 billion of real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.2 years and carries a weighted average contractual interest rate of 2.84%. As of December 31, 2021, 75% of the Company’s total debt outstanding was at a fixed rate.

Dividend
On December 7, 2021, the Company’s Board of Trustees declared a dividend of $0.22 per share for the fourth quarter of 2021, which was paid on January 14, 2022 to common shareholders of record as of December 31, 2021.

2022 Outlook
The Company announced its 2022 annual AFFO per share guidance to within the range of $1.00 - $1.10. Refer to page 45 of our Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 24, 2022 at 5:00 p.m. Eastern Time to discuss fourth quarter 2021 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13726533. The telephone replay will be available starting shortly after the call until March 10, 2022.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 250 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution (NOI). A reconciliation from U.S. GAAP net (loss) income available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: the impact of supply chain disruptions, including, among others, the impact of labor availability, raw material availability, manufacturing and food production and transportation; uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions, and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; increased interest rates and operating costs, including as a result of the ongoing COVID-19 pandemic; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; inflation and rising interest rates; labor and power costs; labor shortages; changes in applicable governmental regulations and tax legislation, including in the international markets; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; our relationship with our associates, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; uninsured losses or losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; the potential dilutive effect of our common share offerings; and risks related to any forward sale agreements, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Americold Realty Trust and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	December 31,	December 31,
	2021	2020
Assets
Property, buildings and equipment:
Land	$807,495	$662,885
Buildings and improvements	4,152,763	4,004,824
Machinery and equipment	1,352,399	1,177,572
Assets under construction	450,153	303,531
	6,762,810	6,148,812
Accumulated depreciation	(1,634,909)	(1,382,298)
Property, buildings and equipment – net	5,127,901	4,766,514

Operating lease right-of-use assets	377,536	291,797
Accumulated depreciation – operating leases	(57,483)	(24,483)
Operating leases – net	320,053	267,314

Financing leases:
Buildings and improvements	13,552	60,513
Machinery and equipment	146,341	109,416
	159,893	169,929
Accumulated depreciation – financing leases	(58,165)	(40,937)
Financing leases – net	101,728	128,992
Cash, cash equivalents and restricted cash	82,958	621,051
Accounts receivable – net of allowance of $18,755 and $12,286 at December 31, 2021 and December 31, 2020, respectively	380,014	324,221
Identifiable intangible assets – net	980,966	797,423
Goodwill	1,072,980	794,335
Investments in partially owned entities	37,458	44,907
Other assets	112,139	86,394
Total assets	$8,216,197	$7,831,151
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$399,314	$—
Accounts payable and accrued expenses	559,412	552,547
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $11,050 and $15,952 in the aggregate, at December 31, 2021 and December 31, 2020, respectively	2,443,806	2,648,266
Sale-leaseback financing obligations	178,817	185,060
Financing lease obligations	97,633	125,926
Operating lease obligations	301,765	269,147
Unearned revenue	26,143	19,209
Pension and postretirement benefits	2,843	9,145
Deferred tax liability – net	169,209	220,502
Multiemployer pension plan withdrawal liability	8,179	8,528
Total liabilities	4,187,121	4,038,330
Equity
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 500,000,000 and 325,000,000 authorized shares; 268,282,592 and 251,702,603 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	2,683	2,517
Paid-in capital	5,171,690	4,687,823
Accumulated deficit and distributions in excess of net earnings	(1,157,888)	(895,521)
Accumulated other comprehensive income (loss)	4,522	(4,379)
Total shareholders’ equity	4,021,007	3,790,440
Noncontrolling interests:
Noncontrolling interests in operating partnership and consolidated joint venture	8,069	2,381
Total equity	4,029,076	3,792,821

Total liabilities and equity	$8,216,197	$7,831,151

Americold Realty Trust and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rent, storage and warehouse services	$554,155	$407,811	$2,085,387	$1,549,314
Third-party managed services	84,284	78,538	317,311	291,751
Transportation services	78,041	37,329	312,092	142,203
Other	—	—	—	4,459
Total revenues	716,480	523,678	2,714,790	1,987,727
Operating expenses:
Rent, storage and warehouse services cost of operations	403,271	262,139	1,498,951	1,028,981
Third-party managed services cost of operations	80,946	76,771	303,347	279,523
Transportation services cost of operations	70,869	32,286	282,716	123,396
Cost of operations related to other revenues	27	43	109	4,329
Depreciation and amortization	87,601	58,319	319,840	215,891
Selling, general and administrative	49,004	39,536	182,076	144,738
Acquisition, litigation and other, net	20,567	26,535	51,578	36,306
Impairment of long-lived assets	—	1,954	3,312	8,236
Gain from sale of real estate	—	(676)	—	(22,124)
Total operating expenses	712,285	496,907	2,641,929	1,819,276

Operating income	4,195	26,771	72,861	168,451

Other (expense) income:
Interest expense	(21,339)	(21,367)	(99,177)	(91,481)
Loss on debt extinguishment, modifications and termination of derivative instruments	(638)	(9,194)	(5,689)	(9,975)
Interest income	91	135	841	1,162
Bridge loan commitment fees	—	(2,438)	—	(2,438)
Foreign currency exchange loss, net	(294)	(44,905)	(610)	(45,278)
Other income (expense), net	1,230	(2,395)	1,900	(2,563)
Gain from sale of partially owned entities	—	—	—	—
(Loss) income from investments in partially owned entities	(753)	4	(2,004)	(250)
(Loss) income before income tax benefit (expense)	(17,508)	(53,389)	(31,878)	17,628
Income tax benefit (expense)
Current	(625)	18	(7,578)	(6,805)
Deferred	10,151	9,379	9,147	13,732
Total income tax benefit (expense)	9,526	9,397	1,569	6,927

Net (loss) income	$(7,982)	$(43,992)	$(30,309)	$24,555
Net (loss) income attributable to non controlling interests	(18)	15	146	15
Net (loss) income attributable to Americold Realty Trust	$(7,964)	$(44,007)	$(30,455)	$24,540

Weighted average common shares outstanding – basic	267,499	205,984	259,056	203,255
Weighted average common shares outstanding – diluted	268,179	209,928	261,126	206,940

Net (loss) income per common share of beneficial interest - basic	$(0.03)	$(0.21)	$(0.12)	$0.11
Net (loss) income per common share of beneficial interest - diluted	$(0.03)	$(0.21)	$(0.12)	$0.11

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	2021	2020
Net (loss) income	$(7,982)	$5,308	$(13,399)	$(14,236)	$(43,992)	$(30,309)	$24,555
Adjustments:
Real estate related depreciation	54,816	48,217	44,871	52,280	39,128	200,184	146,417
Net gain on sale of real estate, net of withholding taxes(a)	—	—	—	—	(676)	—	(21,759)
Net loss (gain) on asset disposals	65	(1)	(13)	(39)	888	12	2,045
Impairment charges on real estate assets	—	224	1,528	—	2,449	1,752	5,630
Our share of reconciling items related to partially owned entities	822	463	861	266	182	2,412	449
NAREIT Funds from operations	$47,721	$54,211	$33,848	$38,271	$(2,021)	174,051	157,337
Adjustments:
Net loss (gain) on sale of non-real estate assets	861	(171)	(304)	(119)	1,112	267	595
Acquisition, litigation and other	20,567	6,338	3,922	20,751	26,535	51,578	36,306
Non-core asset impairment	—	—	—	—	(495)	—	2,606
Share-based compensation expense, IPO grants	—	—	—	163	200	163	972
Loss on debt extinguishment, modifications and termination of derivative instruments	638	627	925	3,499	9,194	5,689	9,975
Bridge loan commitment fees	—	—	—	—	2,438	—	2,438
Foreign currency exchange loss (gain)	294	349	140	(173)	44,905	610	45,278
Our share of reconciling items related to partially owned entities	74	122	89	154	39	439	194
Core FFO applicable to common shareholders	$70,155	$61,476	$38,620	$62,546	$81,907	232,797	255,701
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,104	1,088	1,085	1,148	1,202	4,425	5,147
Non-real estate asset impairment	—	1,560	—	—	—	1,560	—
Amortization of below/above market leases	843	1,017	362	39	37	2,261	152
Straight-line net rent	(302)	411	(170)	(155)	(324)	(216)	(628)
Deferred income tax (benefit) expense	(10,151)	(3,562)	6,568	(2,002)	(9,379)	(9,147)	(13,732)
Share-based compensation expense, excluding IPO grants	9,112	4,291	5,467	4,867	4,371	23,737	16,939
Non-real estate depreciation and amortization	32,785	22,352	39,588	24,931	19,191	119,656	69,474
Maintenance capital expenditures(b)	(20,808)	(18,938)	(20,488)	(15,731)	(20,291)	(75,965)	(65,547)
Our share of reconciling items related to partially owned entities	(502)	(100)	711	278	168	387	371
Adjusted FFO applicable to common shareholders	$82,236	$69,595	$71,743	$75,921	$76,882	299,495	267,877

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	2021	2020

NAREIT Funds from operations	$47,721	$54,211	$33,848	$38,271	$(2,021)	$174,051	$157,337
Core FFO applicable to common shareholders	$70,155	$61,476	$38,620	$62,546	$81,907	$232,797	$255,701
Adjusted FFO applicable to common shareholders	$82,236	$69,595	$71,743	$75,921	$76,882	$299,495	$267,877

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	267,499	261,865	253,213	252,938	205,984	259,056	203,255
Dilutive stock options, unvested restricted stock units, equity forward contracts	680	685	3,544	3,226	3,944	2,070	3,685
Weighted average dilutive shares	268,179	262,550	256,757	256,164	209,928	261,126	206,940

NAREIT FFO - basic per share	$0.18	$0.21	$0.13	$0.15	$(0.01)	$0.67	$0.77
NAREIT FFO - diluted per share	$0.18	$0.21	$0.13	$0.15	$(0.01)	$0.67	$0.76

Core FFO - basic per share	$0.26	$0.23	$0.15	$0.25	$0.40	$0.90	$1.26
Core FFO - diluted per share	$0.26	$0.23	$0.15	$0.24	$0.39	$0.89	$1.24

Adjusted FFO - basic per share	$0.31	$0.27	$0.28	$0.30	$0.37	$1.16	$1.32
Adjusted FFO - diluted per share	$0.31	$0.27	$0.28	$0.30	$0.37	$1.15	$1.29

(a)	Loss (gain) on sale of real estate, net of withholding tax include withholding tax on the sale of Sydney land which is included in income tax expense on the Consolidated Statement of Operations during 2020.
(b)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	2021	2020
Net (loss) income	$(7,982)	$5,308	$(13,399)	$(14,236)	$(43,992)	$(30,309)	$24,555
Adjustments:
Depreciation and amortization	87,601	70,569	84,459	77,211	58,319	319,840	215,891
Interest expense	21,339	25,303	26,579	25,956	21,367	99,177	91,481
Income tax (benefit) expense	(9,526)	(226)	8,974	(791)	(9,397)	(1,569)	(7,292)
EBITDA	$91,432	$100,954	$106,613	$88,140	$26,297	$387,139	$324,635
Adjustments:
Net gain on sale of real estate, net of withholding taxes	—	—	—	—	(676)	—	(21,759)
Adjustment to reflect share of EBITDAre of partially owned entities	4,625	1,854	1,838	649	432	8,966	1,022
NAREIT EBITDAre	$96,057	$102,808	$108,451	$88,789	$26,053	$396,105	$303,898
Adjustments:
Acquisition, litigation and other	20,567	6,338	3,922	20,751	26,535	51,578	36,306
Loss (income) from investments in partially owned entities	753	490	61	700	(4)	2,004	250
Asset impairment	—	1,784	1,528	—	1,954	3,312	8,236
Foreign currency exchange loss (gain)	294	349	140	(173)	44,905	610	45,278
Share-based compensation expense	9,112	4,291	5,467	5,030	4,571	23,900	17,911
Loss on debt extinguishment, modifications and termination of derivative instruments	638	627	925	3,499	9,194	5,689	9,975
Bridge loan commitment fees	—	—	—	—	2,438	—	2,438
Loss (gain) on real estate and other asset disposals	926	(172)	(317)	(158)	1,999	279	2,640
Reduction in EBITDAre from partially owned entities	(4,625)	(1,854)	(1,838)	(649)	(432)	(8,966)	(1,022)
Core EBITDA	$123,722	$114,661	$118,339	$117,789	$117,213	$474,511	$425,910

Revenue and Contribution (NOI) by Segment
(in thousands - unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Segment revenues:
Warehouse	$554,155	$407,811	$2,085,387	$1,549,314
Third-party managed	84,284	78,538	317,311	291,751
Transportation	78,041	37,329	312,092	142,203
Other	—	—	—	4,459
Total revenues	716,480	523,678	2,714,790	1,987,727

Segment contribution (NOI):
Warehouse	150,884	145,672	586,436	520,333
Third-party managed	3,338	1,767	13,964	12,228
Transportation	7,172	5,043	29,376	18,807
Other	(27)	(43)	(109)	130
Total segment contribution (NOI)	161,367	152,439	629,667	551,498

Reconciling items:
Depreciation and amortization	(87,601)	(58,319)	(319,840)	(215,891)
Selling, general and administrative	(49,004)	(39,536)	(182,076)	(144,738)
Acquisition, litigation and other, net	(20,567)	(26,535)	(51,578)	(36,306)
Impairment of long-lived assets	—	(1,954)	(3,312)	(8,236)
Gain from sale of real estate	—	676	—	22,124
Interest expense	(21,339)	(21,367)	(99,177)	(91,481)
Loss on debt extinguishment, modifications and termination of derivative instruments	(638)	(9,194)	(5,689)	(9,975)
Interest income	91	135	841	1,162
Bridge loan commitment fees	—	(2,438)	—	(2,438)
Foreign currency exchange loss, net	(294)	(44,905)	(610)	(45,278)
Other income (expense), net	1,230	(2,395)	1,900	(2,563)
(Loss) income from investments in partially owned entities	(753)	4	(2,004)	(250)
(Loss) income before income tax benefit (expense)	$(17,508)	$(53,389)	$(31,878)	$17,628
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
In addition to our primary business segments, we owned a limestone quarry in Carthage, Missouri. We do not view the operation of the quarry as an integral part of our business, and as a result this business segment was subsequently sold on July 1, 2020.

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation, asset disposals, impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, litigation and other, net, non-core asset impairment, share-based compensation expense for the IPO retention grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, non-real estate asset impairment, amortization of above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense, excluding IPO grants, non-real estate depreciation and amortization, and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other, net, loss on partially owned entities, asset impairment, foreign currency exchange gain or loss, share-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, bridge loan commitment fees, net loss on other asset disposals and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 21 of our financial supplement reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.